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                                                         [ROWLES & COMPANY, LLP]

                                                                    Exhibit 23.1

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Old Line Bancshares, Inc.
Waldorf, Maryland

      We hereby consent to the incorporation by reference in the registration statements (No. 333-113097, 333-111587, 333-116845, and 333-127792) on Form S-8
of Old Line Bancshares, Inc. of our report dated February 17, 2006, relating to the consolidated financial statements of Old Line Bancshares, Inc. included in the Form 10-KSB for the year ended December 31, 2005.

                                           [ROWLES & COMPANY LLP]

                                            ROWLES & COMPANY, LLP

Baltimore, Maryland
March 22, 2006

         101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
                         410-583-6990 FAX: 410-583-7061
                            Website: www.Rowles.com